U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                          ---------------------------

                                   FORM 8-K

                      Current Report Pursuant to Section
              13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported)
                               November 11, 2002

                          ---------------------------

                 AMERICAN CONSOLIDATED MANAGEMENT GROUP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                     Utah
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                (State or other jurisdiction of incorporation)

                                  87-0375093
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                       (IRS employer identification no.)

   70 West Canyon Crest Rd., Suite D, Alpine, Utah                 84004
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     (Address of principal executive offices)                    (Zip code)

                                (801) 756-1414
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             (Registrant's telephone number, including area code)


                  This documents contains a total of 3 pages.

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Item 9.  Regulation FD disclosure.

             On November 22, 2002, the Company released the following:

GREENVILLE, SOUTH CAROLINA, November 22, 2002 -- American Consolidated Management Group, Inc. (NQB - ACMI) has announced that it has executed a Memorandum of Understanding to acquire the licensing rights for a certain phytonutrient-stabilization technology from a privately owned company with operations in California.

The general terms of the Memorandum of Understanding provide for the execution of a licensing agreement that will grant ACMI perpetual, exclusive worldwide use of stabilized phytonutrients in food and beverage applications. Under the terms of the Memorandum, ACMI will pay a royalty on net product sales and sub-licensing revenues to the technology company, provide certain financial support for the development of production facilities, manually develop marketing programs and provide the technology company with an equity position in ACMI. Further financial terms of the agreement were not disclosed. Both parties to the Memorandum of Understanding have established required conditions precedent to the finalization of a licensing agreement.

Phytonutrients are nature's own vitamins and minerals present in fruits an vegetables; they are considered by many to be a significant nutritional element, contributing substantially to overall general good health and the prevention of major diseases. However, phytonutrients break down and lose their effectiveness as the fruit or vegetable decays naturally, before consumption. In addition, individuals are finding it increasingly difficult to consume the recommended number of servings each day.

The privately owned company (and its related parties) invented and is in the process of patenting a revolutionary stabilization technology, which allows for the isolation and preservation of the phytonutrients, resulting in the ability to infuse a wide variety of foods and beverages with a multiple number of daily-recommended servings of fruits and vegetables. This long-life supplement will provide the nutritional equivalent of four to six servings of fruits and vegetables in, for example, one serving of pudding or even a candy bar. ACMI intends to market the technology to the food and beverage industry, enabling the nutritional enhancement of literally thousands of products.

This press release contains statements which may constitute Aforward-looking statements{approx-equal} within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include market acceptance and commercialization of the technology in food and beverage products, the ability to compete successfully and the ability to satisfy the aforementioned conditions precedent to the finalization of the licensing agreement. There can be no assurance that the conditions precedent can be satisfied, that the licensing agreement will be finalized, that ACMI's business operations will prove successful, that ACMI will have access to the capital and/or liquidity sufficient to enable the ACMI to execute its business strategy, or that the transaction, should it be completed, would prove to be favorable for the shareholders of ACMI. ACMI undertakes no obligation to update or revise forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For information on American Consolidated Management Group, Inc., please contact: George Mappin at (864) 848-1900.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 19, 2002               AMERICAN CONSOLIDATED MANAGEMENT
                                        GROUP, INC.


                                        By:    /s/ George Mappin
                                           -------------------------------
                                               George Mappin, Secretary